Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q1 2025 Exhibit 99.2

Q1 2025 Supplemental Operating & Financial Data 2 Forward-Looking Statements March 31, 2025 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentation, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio; growth strategies and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, and the intentions of management; guidance; statements made regarding our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program; dividends, including the amount, timing and payments of dividends; and trends in our business, including trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to income tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which may transfer or limit our control of the underlying investments; epidemics or pandemics including measures taken to limit their spread, the impacts on us, our business, our clients, and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers and acquisitions; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Actual plans and operating results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three months ended March 31, 2025 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on May 5, 2025) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective companies. Table of Contents ↪

5 Table of Contents Highlights 4 Corporate Overview 6 Highlights 12 Summary Financial Information Financial Summary 14 Consolidated Statements of Income 15 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 16 Adjusted Funds From Operations (AFFO) 18 Consolidated Balance Sheets 19 Capitalization & Financial Ratios 20 Debt Summary 21 Debt by Currency 22 Debt Maturities 23 Adjusted EBITDAre & Coverage Ratios 24 Debt Covenants Transaction Summary 25 Investment Summary 26 Disposition Summary 27 Development Activity Real Estate Portfolio Summary 28 Client Diversification 29 Investment Grade Clients 30 Top 20 Industries 31 Geographic Diversification 32 Property Type Composition Operations 33 Same Store Rental Revenue 35 Leasing Activity 36 Lease Expirations Earnings Guidance 37 Earnings Guidance Analyst Coverage 38 Analyst Coverage Glossary 39 Glossary Appendix 42 Appendix Q1 2025 Supplemental Operating & Financial Data 3

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies®*. Founded in 1969, we invest in diversified commercial real estate and, as of March 31, 2025, have a portfolio of over 15,600 properties in all 50 U.S. states, the U.K., and six other countries in Europe. We are known as "The Monthly Dividend Company® " and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 658 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
19 Wells Street
London, United Kingdom W1T 3PQ
Phone: +44 (20) 3931 6858

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM SENIOR MANAGEMENT

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Michelle Bushore
EVP, Chief Legal Officer, General Counsel and Secretary

Mark E. Hagan
EVP, Chief Investment Officer

Shannon Kehle
EVP, Chief People Officer

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Sumit Roy
President, Chief Executive Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

DIVIDEND INFORMATION AS OF APRIL 2025

$3.222
current annualized dividend per share

4.3%
compound annual growth rate of dividend since NYSE listing

658
consecutive monthly dividends declared

110
consecutive quarterly dividend increases

REALTY INCOME
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Q1 2025 Supplemental Operating & Financial Data 5 98.5%(4) occupancy Corporate Overview As of March 31, 2025 (1) Based on total Annualized Base Rent. 2.5% of total Annualized Base Rent is from other property types. Total Annualized Base Rent is a supplemental operating measure. Please see the Glossary for our definition of Annualized Base Rent and an explanation of how we utilize this metric. (2) Total Annualized Base Rent includes 1.0% of rent from clients accounted for on a cash basis. Please see the Glossary for our definition of Annualized Base Rent. (3) Enterprise value is total market value less cash and cash equivalents. (4) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. 15,627 properties 342 million square feet leasable space 1,598 clients 91 industries $5.05B(2) Annualized Base Rent $80B(3) enterprise value 9.1 years weighted average remaining lease term 79.9% retail 14.4% industrial 3.2% gaming Geographies Included in Realty Income's Portfolio Property Type(1) Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 6 Highlights Financial Overview (in USD) Net Income per Share (Diluted) $0.16 $0.29 $0.30 $0.23 $0.28 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre 5.5x 5.3x 5.4x 5.4x 5.4x Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 AFFO per Share (Diluted) $1.03 $1.06 $1.05 $1.05 $1.06 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 (1) AFFO, Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions and an explanation of how we utilize these metrics. Please refer to the Appendix for historical reconciliations. (1) Table of Contents ↪ (1) Total Operational Return 5.9% 9.2% 4.8% 2.9% 7.9% 4.1% 4.8% 5.4% 6.0% AFFO/share growth Dividend returns 2021 2022 2023 2024 Q1 2025 10.2% 6.8% 13.3%13.8% 8.9% Dividend yield AFFO/share growth Current quarter dividend yield Current quarter AFFO/ share growth (1) 2.0%

Q1 2025 Supplemental Operating & Financial Data 7 Highlights (Continued) Portfolio Overview (USD in thousands) Number of Properties Domestic International Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 15,621 13,458 12,237 Occupancy (by number of properties) 98.5% 99.0% 98.6% 98.7% 98.5% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 Number of Clients 1,040 1,240 1,326 1,565 1,598 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 (1) Please see the Glossary for our definition of Gross Asset Value. (2) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. (2) 11,136 Table of Contents ↪ 15,627 International Domestic Current quarter International Current quarter Domestic Gross Asset Value Domestic U.K. Europe Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 (1) $77,516$76,216 $63,851 $54,577 $47,087 Europe U.K. Domestic Current quarter Europe Current quarter U.K. Current quarter Domestic

Q1 2025 Supplemental Operating & Financial Data 8 Highlights (Continued) Operational Metrics Adjusted EBITDA Margin (Adjusted EBITDA as % of total revenue) 93.6% 94.3% 95.1% 94.9% 95.1% 2021 2022 2023 2024 YTD 2025 Cash G&A Margin (Cash G&A as % of total revenue) 4.1% 3.7% 3.1% 2.9% 2.9% 2021 2022 2023 2024 YTD 2025 Property Expenses (non-reimbursements) (% of total revenue) 1.5% 1.3% 1.1% 1.5% 1.5% 2021 2022 2023 2024 YTD 2025 (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for historical reconciliations. (2) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. (3) Total revenue excluding client reimbursements. (2)(3) (3) Table of Contents ↪ (1)(3) Leasing Recapture Rates 103.4% 105.9% 104.1% 105.6% 103.9% 2021 2022 2023 2024 YTD 2025

Q1 2025 Supplemental Operating & Financial Data 9 Highlights (Continued) Company Metrics (in USD) Annualized Dividends Declared Per Share $2.958 $2.982 $3.078 $3.168 $3.222 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 Annualized Dividend Yield 4.1% 4.7% 5.4% 5.9% 5.6% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 Table of Contents ↪ Same Store Rental Revenue Growth 2.8% 1.8% 1.9% 0.5% 1.3% 2021 2022 2023 2024 YTD 2025 Net Debt to Total Enterprise Value 26.1% 29.7% 33.6% 35.9% 34.5% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 (1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. (1)

Q1 2025 Supplemental Operating & Financial Data 10 Highlights (Continued) Capital Deployment – Investment Activity (USD in millions) Real Estate Acquisitions Domestic International 2021 2022 2023 2024 YTD 2025 $7,184 $8,187 $6,168 Development Investments Domestic International 2021 2022 2023 2024 YTD 2025 $757 $1,497 $808 Other Investments $— $— $858 $632 $201 Domestic International 2021 2022 2023 2024 YTD 2025 (1) Other investments consist primarily of credit investments which commenced in 2023. (1) $2,475 Table of Contents ↪ $1,026 $146 International Domestic Current quarter International Current quarter Domestic $243 International Domestic Current quarter International Current quarter Domestic International Domestic Current quarter International Current quarter Domestic Total Investments $6,411 $8,995 $9,539 $3,864 $1,373 Domestic International 2021 2022 2023 2024 YTD 2025 International Domestic Current quarter International Current quarter Domestic

Q1 2025 Supplemental Operating & Financial Data 11 Highlights (Continued) Capital Deployment – Initial Weighted Average Cash Yields(1) Other Investments —% —% 8.7% 8.9% 10.2% 2021 2022 2023 2024 YTD 2025 Real Estate Acquisitions 5.5% 6.0% 7.0% 7.0% 7.0% 2021 2022 2023 2024 YTD 2025 Development Investments 6.0% 5.3% 6.8% 7.4% 7.3% 2021 2022 2023 2024 YTD 2025 Total Investments 5.5% 5.9% 7.1% 7.4% 7.5% 2021 2022 2023 2024 YTD 2025 (1) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of Initial Weighted Average Cash Yield. (2) Other investments consist primarily of credit investments, which commenced in 2023. (2) Table of Contents ↪

Summary Financial Information

(USD in millions)

	Three Months Ended								
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Capital Deployment									
Investment Activity									
Real estate acquisitions	$ 1,026	$ 1,316	$ 594	$ 246	$ 319	$ 1,284	$ 1,703	$ 2,759	$ 1,438
Development investments	$ 146	$ 150	$ 146	$ 182	$ 279	$ 587	$ 340	$ 334	$ 236
Other investments	$ 201	$ 254	$ —	$ 378	$ —	$ 858	$ —	$ —	$ —
Total investments activity	$ 1,373	$ 1,720	$ 740	$ 806	$ 598	$ 2,729	$ 2,043	$ 3,093	$ 1,674
Initial Weighted Average Cash Yields[1]									
Real estate acquisitions	7.0 %	6.5 %	7.4 %	7.9 %	8.2 %	7.1 %	6.9 %	6.9 %	7.2 %
Development investments	7.3 %	7.6 %	7.5 %	7.3 %	7.3 %	6.9 %	6.9 %	6.9 %	6.0 %
Other investments	10.2 %	10.1 %	N/A	8.1 %	N/A	8.7 %	N/A	N/A	N/A
Total investments	7.5 %	7.1 %	7.4 %	7.9 %	7.8 %	7.6 %	6.9 %	6.9 %	7.0 %
Operations Overview									
Adjusted EBITDA margin (Adjusted EBITDA as % of total revenue)[2]	95.1 %	94.5 %	95.2 %	94.9 %	95.2 %	94.6 %	95.4 %	95.3 %	95.0 %
Cash G&A margin (Cash G&A as % of total revenue)[2][3]	2.9 %	3.1 %	2.8 %	3.0 %	2.7 %	3.2 %	3.0 %	3.1 %	3.1 %
Property expenses (non-reimbursements)(% of total revenue)[2]	1.5 %	1.6 %	1.4 %	1.5 %	1.4 %	1.6 %	1.0 %	0.7 %	1.1 %
Leasing recapture rates	103.9 %	107.4 %	105.0 %	105.7 %	104.3 %	103.6 %	106.9 %	103.4 %	101.7 %
Same Store Rental Revenue growth (percent)[4]	1.3 %	0.8 %	0.2 %	0.2 %	0.8 %	2.6 %	2.2 %	2.0 %	0.2 %
Cash basis bad debt reserves (reversals)[5]	$ 6.2	$ 8.1	$ 7.0	$ 8.0	$ 1.3	$ 2.5	$ (2.6)	$ (2.9)	$ (1.5)

(1) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of Initial Weighted Average Cash Yield.

(2) Total revenue excluding client reimbursements. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(3) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(4) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(5) Represents reserves to rental revenues, exclusive of non-cash reserves.

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Summary Financial Information (Continued)

(USD in millions)

	As of								
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Portfolio Highlights									
Number of properties	15,627	15,621	15,457	15,450	15,485	13,458	13,282	13,118	12,492
Gross Asset Value[6]	$ 77,516	$ 76,216	$ 75,535	$74,755	$74,721	$63,851	$61,118	$59,466	$56,290
Occupancy - by number of properties[7]	98.5 %	98.7 %	98.7 %	98.8 %	98.6 %	98.6 %	98.8 %	99.0 %	99.0 %
Number of clients	1,598	1,565	1,552	1,551	1,552	1,326	1,324	1,303	1,259
Leverage Metrics									
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre[8]	5.4x	5.4x	5.4x	5.3x	5.5x	5.5x	5.2x	5.3x	5.4x
Net Debt to Total Enterprise Value	34.5 %	35.9 %	32.4 %	35.9 %	35.1 %	33.6 %	35.6 %	31.2 %	30.3 %
Debt Covenant Metrics									
Pro-rata debt to Gross Asset Value	36.1 %	35.6 %	35.9 %	35.3 %	35.1 %	34.7 %	33.4 %	32.9 %	33.3 %
Limitation on incurrence of total debt[9]	41.4 %	41.1 %	41.5 %	41.0 %	41.0 %	39.7 %	39.7 %	39.5 %	40.6 %
Limitation on incurrence of secured debt[9]	0.2 %	0.3 %	0.4 %	0.4 %	0.4 %	1.6 %	1.7 %	1.8 %	1.9 %
Debt service and fixed charge coverage (trailing 12 months)[9][10]	4.7x	4.7x	4.6x	4.7x	4.5x	4.7x	4.5x	4.6x	4.6x
Maintenance of total unencumbered assets[9]	242.2 %	244.5 %	239.9 %	242.9 %	242.5 %	257.9 %	257.6 %	259.8 %	252.8 %

(6) Please see the Glossary for our definition of Gross Asset Value.

(7) Excludes properties with ancillary leases, such as cell towers and billboards and properties with possession pending. Includes properties owned by unconsolidated joint ventures.

(8) Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(9) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See "Debt Covenants" page for further detail.

(10) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See "Debt Covenants" page for further detail.

REALTY INCOME

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Q1 2025 Supplemental Operating & Financial Data 14 Three months ended March 31, 2025 2024 ($) ($) REVENUE   Rental (including reimbursements) 1,313,057 1,208,169 Other 67,448 52,316 Total revenue 1,380,505 1,260,485 EXPENSES Depreciation and amortization 608,935 581,064 Interest 268,374 240,614 Property (including reimbursements) 106,681 89,361 General and administrative 44,044 40,842 Provisions for impairment 116,589 89,489 Merger, transaction, and other costs, net 279 94,104 Total expenses 1,144,902 1,135,474 Gain on sales of real estate 22,537 16,574 Foreign currency and derivative (loss) gain, net (2,545) 4,046 Equity in earnings (losses) of unconsolidated entities 4,357 (1,676) Other income, net 7,167 5,446 Income before income taxes 267,119 149,401 Income taxes (15,657) (15,502) Net income 251,462 133,899 Net income attributable to noncontrolling interests (1,647) (1,615) Net income attributable to the Company 249,815 132,284 Preferred stock dividends — (2,588) Net income available to common stockholders 249,815 129,696 Net income available to common stockholders per common share, basic and diluted 0.28 0.16 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Supplementary Information Three months ended March 31, 2025 ($) 2024 ($) Total revenue (excluding reimbursements) 1,293,127 1,187,770 Reserves to rental revenue (excluding non-cash reserves) 6,197 1,259 Property (excluding reimbursements) 19,303 16,646 Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 15 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations. Three months ended March 31, 2025 2024 ($) ($) Net income available to common stockholders 249,815 129,696 Depreciation and amortization 608,935 581,064 Depreciation of furniture, fixtures and equipment (538) (623) Provisions for impairment of real estate 97,418 88,197 Gain on sales of real estate (22,537) (16,574) Proportionate share of adjustments for unconsolidated entities 6,255 4,674 FFO adjustments allocable to noncontrolling interests (1,693) (751) FFO available to common stockholders 937,655 785,683 FFO allocable to dilutive noncontrolling interests 2,425 1,340 Diluted FFO 940,080 787,023 FFO available to common stockholders 937,655 785,683 Merger, transaction, and other costs, net 279 94,104 Normalized FFO available to common stockholders 937,934 879,787 Normalized FFO allocable to dilutive noncontrolling interests 2,425 1,340 Diluted Normalized FFO 940,359 881,127 FFO per common share, basic and diluted 1.05 0.94 Normalized FFO per common share, basic and diluted 1.05 1.05 Distributions paid to common stockholders 711,824 636,499 FFO after distributions 225,831 149,184 Normalized FFO after distributions 226,110 243,288 Weighted average number of common shares used for FFO and Normalized FFO: Basic 891,666 834,940 Diluted 895,033 837,037 FFO and Normalized FFO(1) (USD and shares in thousands, except per share amounts) (unaudited) (1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize metrics. Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 16 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO. Refer to the next page for footnotes. Three months ended March 31, 2025 2024 ($) ($) Net income available to common stockholders 249,815 129,696 Cumulative adjustments to calculate Normalized FFO(2) 688,119 750,091 Normalized FFO available to common stockholders 937,934 879,787 Debt-related non-cash items: Amortization of net debt discounts and deferred financing costs 6,633 1,397 Amortization of acquired interest rate swap value(3) 3,711 2,804 Capital expenditures from operating properties: Leasing costs and commissions (880) (927) Recurring capital expenditures (19) — Other non-cash items: Non-cash change in allowance for credit losses(4) 19,171 1,292 Amortization of share-based compensation 5,899 9,252 Straight-line rent and expenses, net (43,812) (44,860) Amortization of above and below-market leases, net 15,326 14,274 Deferred tax benefit (104) — Proportionate share of adjustments for unconsolidated entities 37 920 Other adjustments(5) 5,820 (1,068) AFFO available to common stockholders 949,716 862,871 AFFO allocable to dilutive noncontrolling interests 2,401 1,359 Diluted AFFO 952,117 864,230 AFFO per common share: Basic 1.07 1.03 Diluted 1.06 1.03 Distributions paid to common stockholders 711,824 636,499 AFFO after distributions 237,892 226,372 Weighted average number of common shares used for AFFO: Basic 891,666 834,940 Diluted 895,033 837,037 AFFO(1) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 17 (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit Realty Capital, Inc. ("Spirit"). (4) Credit losses primarily relate to the impairment of financing receivables. (5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests. AFFO(1) (Continued) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 18 March 31, 2025 December 31, 2024 ($) ($) ASSETS Real estate held for investment, at cost: Land 17,724,549 17,320,520 Buildings and improvements 41,693,098 40,974,535 Total real estate held for investment, at cost 59,417,647 58,295,055 Less accumulated depreciation and amortization (7,758,675) (7,381,083) Real estate held for investment, net 51,658,972 50,913,972 Real estate and lease intangibles held for sale, net 120,251 94,979 Cash and cash equivalents 319,007 444,962 Accounts receivable, net 952,410 877,668 Lease intangible assets, net 6,216,454 6,322,992 Goodwill 4,932,199 4,932,199 Investment in unconsolidated entities 1,233,700 1,229,699 Other assets, net 4,324,703 4,018,568 Total assets 69,757,696 68,835,039 LIABILITIES AND EQUITY Distributions payable 244,575 238,045 Accounts payable and accrued expenses 730,064 759,416 Lease intangible liabilities, net 1,609,085 1,635,770 Other liabilities 915,959 923,128 Revolving credit facility and commercial paper 1,701,896 1,130,201 Term loans, net 2,392,299 2,358,417 Mortgages payable, net 42,606 80,784 Notes payable, net 22,879,025 22,657,592 Total liabilities 30,515,509 29,783,353 Stockholders’ equity:     Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 903,062 and 891,511 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively 48,075,527 47,451,068 Distributions in excess of net income (9,117,085) (8,648,559) Accumulated other comprehensive income 72,819 38,229 Total stockholders’ equity 39,031,261 38,840,738 Noncontrolling interests 210,926 210,948 Total equity 39,242,187 39,051,686 Total liabilities and equity 69,757,696 68,835,039 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Capitalization & Financial Ratios

as of March 31, 2025 (USD and shares in thousands, except per share data)

Capitalization

Debt		Consolidated Principal ($)	Total at Pro-Rata Share[1] ($)
Senior Unsecured Notes and Bonds		23,157,503	23,157,503
Unsecured Term Loans		2,393,940	2,393,940
Revolver and Commercial Paper		1,701,896	1,701,896
Mortgages Payable		43,007	702,197
Subtotal		**27,296,346**	**27,955,536**

Equity	Shares/Units	Stock Price ($)	Market Value ($)
Common Stock[2]	903,062	58.01	52,386,627
Common Units[3]	2,682	58.01	155,583
Subtotal			**52,542,210**
Total Market Value			**80,497,746**

Liquidity[4]

Cash and Cash Equivalents	$	319,007
Availability under Revolver		2,961,474
Unsettled ATM Forwards		69,134
Less: Commercial Paper Borrowings		(413,370)
Total	**$**	**2,936,245**

Dividend Data

		YTD 2025		YTD 2024	Year-Over-Year Growth Rate (%)
Common Dividend Paid per Share	$	0.796	$	0.770	3.4
AFFO per Share (diluted)	$	1.06	$	1.03	2.9
AFFO Payout Ratio		75.1 %		74.8 %	



Foreign Currency Exposure
$80,498
Non-USD, 11.3%
USD, 88.7%
$27,956
Non-USD, 32.5%
USD, 67.5%
$52,542
USD, 100%
Total Market Value
Debt
Equity



Enterprise Value(5)
Total Market Value: $80,498
Equity
$52,542
Debt
$27,956
Cash and Cash Equivalents
$(319)
Total Enterprise Value: $80,179

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) As of May 5, 2025, ATM forward agreements for a total of 4.7 million shares remain unsettled with total expected net proceeds of approximately $265.6 million (assuming full physical settlement of all outstanding shares of common stock, subject to forward sale agreements and certain assumptions made with respect to settlement dates).

(3) Consists of common units issued by Realty Income Limited Partnership and held by third parties.

(4) We use our unsecured revolver as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.

(5) Total enterprise value is total market value less cash and cash equivalents.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 19

Table of Contents

Debt Summary

as of March 31, 2025 (USD in thousands)

	Maturity Dates	Consolidated Debt Principal ($)	Pro-Rata Share[1] Total Debt Principal ($)	End of Period Interest Rate[2] (%)	Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds					
47 series of senior unsecured notes and bonds	2025 - 2054	23,157,503	23,157,503	3.84	6.3
Unsecured Term Loans					
Term Loans	2025 - 2027	2,393,940	2,393,940	4.34	0.9
Revolver and Commercial Paper [3]					
Revolver	2026	1,288,526	1,288,526	4.33	1.2
Commercial Paper	2025	413,370	413,370	2.64	0.1
Mortgages Payable					
11 mortgages on 17 properties [4]	2025 - 2030	43,007	702,197	3.74	4.5
	Total Debt Principal	**27,296,346**	**27,955,536**	**3.88**	**5.5**
	Unamortized net discounts and deferred financing costs	**(280,520)**	**(280,520)**		
	Total Debt, Net	**27,015,826**	**27,675,016**		
	Total Fixed Rate Debt Principal	**25,594,450**	**26,253,640**		
	Total Variable Rate Debt Principal	**1,701,896**	**1,701,896**		
	Total Fixed Rate Debt Percentage	**93.8 %**	**93.9 %**		
	Total Variable Rate Debt Percentage	**6.2 %**	**6.1 %**		

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of March 31, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

(3) As of March 31, 2025, we had a $4.25 billion unsecured revolver bearing interest at different benchmark rates based on the currency of the borrowings. In addition, we have a USD-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a EUR-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent). We use our unsecured revolver as a liquidity backstop for the repayment of the notes issued under these programs. In April 2025, we closed on the recast and expansion of our multi-currency unsecured credit facility totaling $5.38 billion, including a $1.38 billion unsecured facility for our private fund. Additional details can be found in the Form 8-K filed with the Securities and Exchange Commission on April 29, 2025.

(4) Includes the pro-rata share of a mortgage on an unconsolidated joint venture.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 20

Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 21 Debt Summary by Currency as of March 31, 2025 (USD in millions) Pro-Rata Share(1) Currency Revolver and Commercial Paper ($) Unsecured Term Loans ($) Mortgages Payable ($) Senior Unsecured Notes and Bonds ($) Proportionate Share of Joint Venture Debt(1) ($) Total Debt Principal ($) End of Period Interest Rate(2) (%) USD — 1,389.9 43.0 16,773.6 659.2 18,865.7 3.89 EUR 955.5 92.0 — 1,190.3 — 2,237.8 4.05 GBP 746.4 912.0 — 5,193.6 — 6,852.0 3.80 Total 1,701.9 2,393.9 43.0 23,157.5 659.2 27,955.5 3.88 (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Calculated as the weighted average interest rate as of March 31, 2025. The weighted average interest rates reflect the effective fixed rate debt for floating rate debt that is fixed through interest rate swaps. 8.0% EUR 24.5% GBP 67.5% USD Pro-Rata Debt by Currency as of March 31, 2025 Table of Contents ↪

Debt Maturities

as of March 31, 2025 (USD in millions)

	Consolidated Fixed Rate Debt				Consolidated Variable Rate Debt		Proportionate Share of Joint Venture Fixed Rate Debt[3]	Pro-Rata Share[3]		
									End of Period Interest Rate[4]	
Year Principal Due	Unsecured Term Loans ($)	Mortgages Payable ($)	Senior Unsecured Notes and Bonds [1] ($)	Subtotal ($)	Revolver and Commercial Paper[2] ($)	Total Consolidated Debt Principal ($)	Mortgages Payable ($)	Total Debt Principal ($)	Fixed Rate Debt (%)	Variable Rate Debt (%)
2025	800.0	5.1	1,050.0	1,855.1	413.4	2,268.5	—	2,268.5	4.24	2.64
2026	1,093.9	12.0	2,375.0	3,480.9	1,288.5	4,769.4	—	4,769.4	4.34	4.33
2027	500.0	22.3	2,340.7	2,863.0	—	2,863.0	—	2,863.0	2.84	—
2028	—	1.3	2,499.8	2,501.1	—	2,501.1	—	2,501.1	3.19	—
2029	—	1.3	2,402.0	2,403.3	—	2,403.3	659.2	3,062.5	3.89	—
Thereafter	—	1.0	12,490.0	12,491.0	—	12,491.0	—	12,491.0	4.07	—
Total	**2,393.9**	**43.0**	**23,157.5**	**25,594.4**	**1,701.9**	**27,296.3**	**659.2**	**27,955.5**	**3.88**	**3.92**

(1) Excludes our April 2025 issuance of $600.0 million of 5.125% senior unsecured notes due April 2035. In April 2025, we also repaid $500.0 million of outstanding 3.875% senior unsecured notes, plus accrued and unpaid interest upon maturity.

(2) As of March 31, 2025, the initial term of the revolver was set to expire in June 2026 and included, at our option, two six-month extension options. At March 31, 2025, there were $1.3 billion of outstanding borrowings under our revolver.

(3) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(4) Calculated as the weighted average interest rate as of March 31, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 22

Table of Contents

Adjusted EBITDAre & Coverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAre AND PRO FORMA ADJUSTED EBITDAre[1]

		Three months ended March 31, 2025
Net income	$	251,462
Interest		268,374
Income taxes		15,657
Depreciation and amortization		608,935
Provisions for impairment		116,589
Merger, transaction, and other costs, net		279
Gain on sales of real estate		(22,537)
Foreign currency and derivative loss, net		2,545
Proportionate share of adjustments from unconsolidated entities		19,488
Quarterly Adjusted EBITDAre	**$**	**1,260,792**
Annualized Adjusted EBITDAre	$	5,043,168
Annualized Pro Forma Adjustments[2]		78,683
Annualized Pro Forma Adjusted EBITDAre	**$**	**5,121,851**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	27,296,346
Proportionate share of unconsolidated entities debt, excluding deferred financing costs		659,190
Less: Cash and cash equivalents		(319,007)
Net Debt	**$**	**27,636,529**
Net Debt/Annualized Adjusted EBITDAre		5.5x
Net Debt/Annualized Pro Forma Adjusted EBITDAre		5.4x

DEBT SERVICE & FIXED CHARGE COVERAGE



4.5x
4.7x
4.6x
4.7x
4.7x
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

(1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, Net Debt/Annualized Adjusted EBITDAre, and Net Debt/Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. The Annualized Pro Forma Adjustments consist of $76.6 million from investments we acquired or stabilized during the quarter and $2.1 million from investments we disposed of during the quarter.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 23

Table of Contents

Q1 2025 Supplemental Operating & Financial Data 24 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.4% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.2% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.7x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 242.2% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first day of four-quarter period, nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants As of March 31, 2025 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Investment Summary

(USD in millions)

		Number of Properties	Investment ($)	Cash Income[1] ($)	Leasable Square Feet (in thousands)	Initial Weighted Average Cash Yield[2] (%)	Weighted Average Term (Years)
Q1 2025	**Acquisitions**						
	U.S. real estate	34	201.6	13.9	1,038	6.9	12.2
	Europe real estate	16	824.7	56.8	2,689	7.0	3.9
	Total real estate acquisitions	**50**	**1,026.3**	**70.7**	**3,727**	**7.0**	**5.6**
	Real Estate Properties Under Development						
	U.S. real estate	58	76.7	5.6	1,994	7.2	16.2
	Europe real estate	13	68.7	5.1	319	7.5	10.8
	Total real estate properties under development	**71**	**145.4**	**10.7**	**2,313**	**7.3**	**13.6**
	U.S. other investments[3]	—	200.9	20.5	—	10.2	3.8
	Total investments	**121**	**1,372.6**	**101.9**	**6,040**	**7.5**	**6.1**

Approximately 23% of the Cash Income generated is from Investment Grade Clients.[4]

(1) Please see Glossary for our definition of Cash Income.

(2) Initial weighted average cash yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Cash income used in the calculation of initial weighted average cash yield for investments for the three months ended March 31, 2025 includes $0.8 million received as settlement credits as reimbursement of free rent periods.

(3) Includes an investment in a loan for a development project.

(4) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 25

Table of Contents

Q1 2025 Supplemental Operating & Financial Data 26 Number of Properties Net Book Value ($) Net Sales Proceeds ($) Net Cash Capitalization Rate(1) (%) Q1 2025 Occupied 6 25,835 29,156 7.6 Vacant 49 44,201 63,417 Total real estate dispositions 55 70,036 92,573 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $95,624 $106,010 $249,461 $138,085 $92,573 Occupied Vacant Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 (1) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. Table of Contents ↪ 69% 31% 36% 64% 35% 65% 67% 33% 85% 15% Vacant Occupied Current quarter Vacant Current quarter Occupied

Development Activity

(USD in thousands)

Retail

	Beginning CIP[1] as of 1/1/2025	Q1 2025 Investment[2]	Q1 2025 Placed in Service	Ending CIP[1] as of 3/31/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 114,853	$ 64,694	$ 79,560	$ 99,987	$ 133,200	$ 233,187
Development of existing properties	6,827	3,231	4,688	5,370	6,251	11,621
Total	**$ 121,680**	**$ 67,925**	**$ 84,248**	**$ 105,357**	**$ 139,451**	**$ 244,808**
Estimated Weighted Average Cash Yield			7.2 %	7.4 %		7.4 %
Estimated Weighted Average Completion Date				**Q2 2025**		**Q2 2025**

Non-Retail

	Beginning CIP[1] as of 1/1/2025	Q1 2025 Investment[2]	Q1 2025 Placed in Service	Ending CIP[1] as of 3/31/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 284,794	$ 77,400	$ 54,078	$ 308,116	$ 454,908	$ 763,024
Development of existing properties	—	—	—	—	—	—
Total	**$ 284,794**	**$ 77,400**	**$ 54,078**	**$ 308,116**	**$ 454,908**	**$ 763,024**
Estimated Weighted Average Cash Yield			7.6 %	7.4 %		7.4 %
Estimated Weighted Average Completion Date				**Q3 2025**		**Q3 2025**

Total

	Beginning CIP[1] as of 1/1/2025	Q1 2025 Investment[2]	Q1 2025 Placed in Service	Ending CIP[1] as of 3/31/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 399,647	$ 142,094	$ 133,638	$ 408,103	$ 588,108	$ 996,211
Development of existing properties	6,827	3,231	4,688	5,370	6,251	11,621
Total	**$ 406,474**	**$ 145,325**	**$ 138,326**	**$ 413,473**	**$ 594,359**	**$ 1,007,832**
Estimated Weighted Average Cash Yield			7.3 %	7.4 %		7.4 %
Estimated Weighted Average Completion Date				**Q3 2025**		**Q3 2025**

(1) CIP is defined as construction in progress.

(2) Capitalized interest was $5.1 million for the three months ended March 31, 2025.

(3) Includes build-to-suit developments and take-outs on development properties with leases in place.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 27

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Client Diversification

OUR TOP 20 CLIENTS

Our 20 largest clients based on percentage of total Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, at March 31, 2025, include the following:

Ranking	Client	Number of Leases	Percentage of Total Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
1	7-Eleven	825	3.4	A/Baa2/
2	Dollar General	1,754	3.3	BBB/Baa3/
3	Walgreens	402	3.2	—
4	Dollar Tree / Family Dollar	1,364	3.0	BBB/Baa2/
5	EG Group Limited	414	2.1	—
6	Wynn Resorts	1	2.0	—
7	Life Time Fitness	38	1.9	—
8	FedEx	82	1.9	BBB/Baa2/
9	(B&Q) Kingfisher	62	1.8	BBB/-/BBB
10	BJ's Wholesale Club	45	1.6	—

Ranking	Client	Number of Leases	Percentage of Total Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
11	Asda	39	1.6	—
12	Sainsbury's	38	1.5	BBB/Baa3/-
13	Tractor Supply	223	1.3	BBB/Baa1/
14	Tesco	26	1.2	BBB-/Baa3/BBB-
15	CVS Pharmacy	211	1.2	BBB/Baa3/BBB
16	MGM (Bellagio)[2]	1	1.2	—
17	LA Fitness	65	1.2	—
18	Home Depot	40	1.1	A/A2/A
19	AMC Theatres	39	1.0	—
20	Walmart / Sam's Club	62	1.0	AA/Aa2/AA
		5,731	**36.4**	

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total. Please see the Glossary for our definition of Annualized Base Rent.

(2) Represents our proportionate share of the Annualized Base Rent of the unconsolidated joint venture.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 28

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Q1 2025 Supplemental Operating & Financial Data 29 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 Number of Investment Grade Leases 6,499 6,355 6,384 6,914 6,809 Percentage of Total Annualized Base Rent from Investment Grade Clients(1)(2) 34.3% 32.4% 32.1% 36.0% 36.2 % Investment Grade Clients (1) 27.7% Investment Grade, Retail 52.2% Non-Investment Grade or Non-Rated, Retail 13.5% Non-Investment Grade or Non-Rated, Non-Retail 6.6% Investment Grade, Non-Retail (1) Please see the Glossary for our definition of Investment Grade Clients. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪ Annualized Base Rent as of March 31, 2025

Q1 2025 Supplemental Operating & Financial Data 30 As of March 31, 2025 December 31, 2024 (%) (%) Grocery 10.3 10.1 Convenience Stores 9.9 10.2 Dollar Stores 6.3 6.4 Home Improvement 6.3 6.0 Restaurants-Quick Service 4.9 4.9 Drug Stores 4.6 4.7 Automotive Service 4.5 4.5 Health and Fitness 4.3 4.3 Restaurants-Casual Dining 3.9 4.0 General Merchandise 3.4 3.2 Gaming 3.2 3.2 Home Furnishings 3.0 2.8 Health Care 2.7 2.7 Sporting Goods 2.3 2.3 Apparel Stores 2.3 2.2 Transportation Services 2.3 2.3 Wholesale Clubs 2.3 2.3 Theaters 2.1 2.1 Entertainment 1.8 1.8 Motor Vehicle Dealerships 1.8 1.8 (1) Please see the Glossary for our definition of Annualized Base Rent. Top 20 Industries PERCENTAGE OF TOTAL PORTFOLIO ANNUALIZED BASE RENT(1) Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 31 Geographic Diversification(1) As of March 31, 2025 (1) Based on Annualized Base Rent ("ABR"). Please see the Glossary for our definition of Annualized Base Rent. BALANCED PRESENCE IN ALL 50 U.S. STATES, THE U.K., AND SIX OTHER COUNTRIES IN EUROPE MIDWEST 4,072 Properties 21.3% Total ABR MID-ATLANTIC SOUTHWEST 2,967 Properties 14.0% Total ABR 1,472 Properties SOUTHEAST 4,110 Properties 18.6% Total ABR EUROPE 191 Properties 2.8% Total ABR NORTHEAST 1,045 Properties 9.8% Total ABR 7.8% Total ABR PACIFIC SOUTHWEST 1,183 Properties 11.4% Total ABR PACIFIC NORTHWEST 238 Properties 1.7% Total ABR UNITED KINGDOM 349 Properties 12.6% Total ABR Table of Contents ↪

Property Type Composition

(USD and square footage in thousands)

Property Type	Number of Properties	Leasable Square Feet[1]	Total Annualized Base Rent as of March 31, 2025[2] ($)	Percentage of Total Annualized Base Rent as of March 31, 2025[2] (%)	Percentage of Annualized Base Rent from Investment Grade Clients[3] (%)
Retail	14,989	216,321	4,035,507	79.9	34.6
Industrial	568	116,239	729,690	14.4	40.7
Gaming	2	5,053	162,635	3.2	—
Other[4]	68	4,190	124,230	2.5	30.8
Total	**15,627**	**341,803**	**5,052,062**	**100.0**	**34.3**

(1) Represents leasable building square footage and includes our portfolio of unconsolidated joint ventures based on ownership percentage. Excludes 2,962 acres of leased land categorized as agriculture at March 31, 2025.

(2) Please see the Glossary for our definition of Annualized Base Rent.

(3) Please see the Glossary for our definition of Investment Grade Clients.

(4) "Other" primarily includes 14 properties classified as office with $35.9 million in Annualized Base Rent, 27 properties classified as agriculture with $35.1 million in Annualized Base Rent, 21 properties classified as country clubs with $25.1 million in Annualized Base Rent, and three properties classified as data centers with $24.1 million in Annualized Base Rent, as well as one land parcel under development.


2.5%
Other
3.2%
Gaming
14.4%
Industrial
Annualized Base Rent as of March 31, 2025
79.9%
Retail

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 32

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Same Store Rental Revenue[1]

(USD and square footage in thousands)

Q1 2025

Same Store Rental Revenue		
Number of properties		14,702
Square footage[2]		310,277
Q1 2025	$	1,149,376
Q1 2024	$	1,135,127
$ change	$	14,249
% change		1.3 %

Top 3 Industries Contributing to the Change[3]

	Three months ended March 31,			
Industry	2025 ($)	2024 ($)	$ Change	% Change
Grocery	$ 123,248	$ 120,514	2,734	2.3
Theaters	27,849	25,831	2,018	7.8
Convenience Stores	110,505	108,724	1,781	1.6

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of March 31, 2025.

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or Realty for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) Excludes 8.4 million square feet from properties ground leased to tenants and properties with no land or building ownership.

(3) Top 3 industry contributors are based on absolute value of net change period over period.

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Q1 2025 Supplemental Operating & Financial Data 33

Table of Contents

Same Store Rental Revenue[1] (Continued)

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

	Three months ended March 31,			
	2025	2024		
Property Type	**($)**	**($)**	**$ Change**	**% Change**
Retail	928,499	917,331	11,168	1.2
Industrial	176,467	174,202	2,265	1.3
Gaming	25,883	25,438	445	1.7
Other[2]	18,527	18,156	371	2.0
Total	**1,149,376**	**1,135,127**	**14,249**	**1.3**

RECONCILIATION OF SAME STORE RENTAL REVENUE TO RENTAL REVENUE (INCLUDING REIMBURSEMENTS)

	Three months ended March 31,	
	2025	2024
	($)	($)
Rental revenue (including reimbursements)	1,313,057	1,208,169
Constant currency adjustment[3]	5,394	2,493
Straight-line rent and other non-cash adjustments	3,148	(6,155)
Contractually obligated reimbursements by our clients	(87,800)	(74,308)
Revenue from excluded properties[1]	(83,393)	(43,442)
Other excluded revenue[4]	(1,030)	(190)
Add: Spirit rental revenue[5]	—	48,560
Same Store Rental Revenue	**1,149,376**	**1,135,127**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or Realty for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) "Other" includes properties classified as agriculture, office, and data center.

(3) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of March 31, 2025.

(4) "Other excluded revenue" primarily consists of reimbursements for tenant improvements and rental revenue that is not contractual base rent such as lease termination settlements.

(5) Amounts for the three months ended March 31, 2024 represent rental revenue from Spirit properties, which were not included in our financial statements prior to the close of the merger with Spirit on January 23, 2024.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 34

Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 35 Q1 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 42,328 $ 2,154 $ 44,482 New cash rents* $ 42,114 $ 4,102 $ 46,216 Recapture rate 99.5% 190.4% 103.9 % Number of leases 178 16 194 Average months vacant — 1.9 0.2 Lease incentives(1) $ 405 $ 281 $ 686 *Percentage of Total Annualized Base Rent(2) 0.9% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. (2) Please see the Glossary for our definition of Annualized Base Rent. Leasing Activity (USD in thousands) Allocation Based on Number of Leases 92% Same Client 8% New Client Table of Contents ↪

Lease Expirations

(USD in thousands)

OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 9.1 YEARS (ASSUMING NO EXERCISE OF LEASE OPTIONS).

	Total Portfolio[1][2]			
	Expiring Leases			
Year	Retail	Non-Retail	Total Annualized Base Rent as of March 31, 2025[3] ($)	Percentage of Total Annualized Base Rent[3] (%)
2025	568	17	124,524	2.5
2026	931	53	232,852	4.6
2027	1,621	50	364,541	7.2
2028	1,862	72	458,009	9.1
2029	1,855	49	445,231	8.8
2030	1,094	44	325,587	6.4
2031	697	54	327,021	6.5
2032	1,132	47	313,629	6.2
2033	956	27	279,233	5.5
2034	803	30	337,656	6.7
2035	607	23	187,671	3.7
2036	604	23	195,123	3.9
2037	553	23	159,990	3.2
2038	377	24	147,797	2.9
2039	545	7	156,415	3.1
2040-2143	1,983	125	996,783	19.7
Total	**16,188**	**668**	**5,052,062**	**100.0**

(1) This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to Annualized Base Rent as of March 31, 2025. Leases on our multi-client properties are counted separately in the table above.

(2) Of the 16,856 in-place leases in the portfolio, 13,825, or 82.0% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

(3) Please see the Glossary for our definition of Annualized Base Rent.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 36

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Earnings Guidance

Summarized below are approximate estimates of the key components of our 2025 earnings guidance:

	Revised 2025 Guidance	Prior 2025 Guidance[1]	YTD Actuals at March 31, 2025
Net income per share[2]	$1.40 - $1.46	$1.52 - $1.58	$0.28
Real estate depreciation per share	$2.70	$2.68	$0.68
Other adjustments per share[3]	$0.12	$0.02	$0.10
AFFO per share[4]	$4.22 - $4.28	$4.22 - $4.28	$1.06
Same store rent growth	Approx 1.0%	Approx 1.0%	1.3%
Occupancy	Over 98%	Over 98%	98.5%
Cash G&A expenses (% of total revenue)[5][6]	Approx 3.0%	Approx 3.0%	2.9%
Property expenses (non-reimburseable) (% of total revenue)[5]	1.4% - 1.7%	1.4% - 1.7%	1.5%
Income tax expenses	$80 - $90 million	$80 - $90 million	$15.7 million
Investment volume	Approx $4.0 billion	Approx $4.0 billion	$1.4 billion

(1) As issued on February 24, 2025.

(2) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items.

(3) Includes net adjustments for gains or losses on sales of properties, impairments, and merger, transaction, and other non-recurring costs.

(4) AFFO per share excludes merger, transaction, and other costs, net.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. Total revenue excludes client reimbursements.

(6) G&A expenses inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 3.4% - 3.7% in 2025.

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Q1 2025 Supplemental Operating & Financial Data 37

Table of Contents

Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-5042
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wedbush	Jay Kornreich	jay.kornreich@wedbush.com	(212) 938-9942
Wells Fargo	John Kilichowski	john.kilichowski@wellsfargo.com	(212) 214-5311
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

REALTY INCOME
Q1 2025 Supplemental Operating & Financial Data 38
Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 39 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) provisions for impairment, (v) merger, transaction, and other costs, net, (vi) gain on sales of real estate, (vii) foreign currency and derivative gain and loss, net, and (viii) our proportionate share of adjustments from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) our proportionate share of adjustments and equity in earnings from unconsolidated entities, (ii) gains and losses on extinguishment of debt, and (iii) other income, net, expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Annualized Base Rent of our acquisitions and properties under development is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent, interest income on loans and preferred equity investments, and including our pro rata share of such revenues from properties owned by unconsolidated joint ventures. We believe total annualized base rent is a useful supplemental operating measure, as it excludes entities that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total annualized base rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, consists of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See "Adjusted EBITDAre & Coverage Ratios" page for further information regarding our debt covenants. Glossary Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 40 Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities, this represents our pro rata share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures. Initial weighted average cash yield for loans receivable is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, plus preferred stock, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. We utilize net debt plus preferred stock in certain periods, as applicable. In September 2024, we redeemed all 6.9 million shares of Realty Income Series A Preferred Stock outstanding. Glossary (Continued) Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 41 Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented as of the end of the applicable period being presented, and aggregating that information for all such joint ventures. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix

(USD in thousands) (unaudited)

RECONCILIATION OF NET DEBT AND PREFERRED STOCK TO ANNUALIZED PRO FORMA ADJUSTED EBITDAre[1]

	Three months ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	($)	($)	($)	($)	($)
Net income	251,462	201,350	271,124	260,968	133,899
Interest	268,374	268,149	261,261	246,931	240,614
Income taxes	15,657	20,102	15,355	15,642	15,502
Depreciation and amortization	608,935	606,671	602,339	605,570	581,064
Provisions for impairment	116,589	142,966	96,920	96,458	89,489
Merger, transaction, and other costs, net	279	(9,176)	8,610	2,754	94,104
Gain on sales of real estate	(22,537)	(24,985)	(50,563)	(25,153)	(16,574)
Foreign currency and derivative loss (gain), net	2,545	(535)	1,672	(511)	(4,046)
Proportionate share of adjustments from unconsolidated entities	19,488	18,991	20,340	16,911	15,236
Quarterly Adjusted EBITDAre	**1,260,792**	**1,223,533**	**1,227,058**	**1,219,570**	**1,149,288**
Annualized Adjusted EBITDAre	5,043,168	4,894,132	4,908,232	4,878,280	4,597,152
Annualized Pro Forma Adjustments[2]	78,683	79,143	29,347	33,813	82,199
Annualized Pro Forma Adjusted EBITDAre	**5,121,851**	**4,973,275**	**4,937,579**	**4,912,093**	**4,679,351**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	27,296,346	26,510,798	26,437,045	25,712,293	25,598,604
Proportionate share of unconsolidated entities debt, excluding deferred financing costs	659,190	659,190	659,190	659,190	659,190
Less: Cash and cash equivalents	(319,007)	(444,962)	(396,956)	(442,820)	(680,159)
Net Debt	27,636,529	26,725,026	26,699,279	25,928,663	25,577,635
Preferred Stock	—	—	—	167,934	167,394
Net Debt and Preferred Stock	**27,636,529**	**26,725,026**	**26,699,279**	**26,096,597**	**25,745,029**
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre	**5.4 x**	**5.4 x**	**5.4 x**	**5.3 x**	**5.5 x**

(1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, and Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes.

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Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Three months ended				
	March 31, 2025 ($)	December 31, 2024 ($)	September 30, 2024 ($)	June 30, 2024 ($)	March 31, 2024 ($)
Net income available to common stockholders	249,815	199,612	261,781	256,804	129,696
Cumulative adjustments to calculate Normalized FFO[2]	688,119	689,129	601,755	675,083	750,091
Normalized FFO available to common stockholders	**937,934**	**888,741**	**863,536**	**931,887**	**879,787**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	6,633	5,500	4,861	799	1,397
Amortization of acquired interest rate swap value[3]	3,711	3,710	3,711	3,710	2,804
Capital expenditures from operating properties:					
Leasing costs and commissions	(880)	(2,661)	(2,841)	(2,129)	(927)
Recurring capital expenditures	(19)	(199)	(151)	(52)	—
Other non-cash items:					
Non-cash change in allowance for credit losses[4]	19,171	32,486	63,769	9,254	1,292
Excess of redemption value over carrying value of preferred shares redeemed	—	—	5,116	—	—
Amortization of share-based compensation	5,899	9,821	6,401	7,267	9,252
Straight-line rent and expenses, net	(43,812)	(35,510)	(43,930)	(47,587)	(44,860)
Amortization of above and below-market leases, net	15,326	14,817	12,973	13,806	14,274
Deferred tax (benefit) expense	(104)	3,552	—	—	—
Proportionate share of adjustments for unconsolidated entities	37	(308)	(2,152)	(538)	920
Other adjustments[5]	5,820	1,971	4,279	4,657	(1,068)
AFFO available to common stockholders	**949,716**	**921,920**	**915,572**	**921,074**	**862,871**
AFFO allocable to dilutive noncontrolling interests	2,401	2,186	1,467	1,587	1,359
Diluted AFFO	**952,117**	**924,106**	**917,039**	**922,661**	**864,230**
AFFO per common share (Diluted)	**1.06**	**1.05**	**1.05**	**1.06**	**1.03**
Weighted average number of common shares used for Diluted AFFO	**895,033**	**879,649**	**873,974**	**872,520**	**837,037**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page for three months ended March 31, 2025 and March 31, 2024.

(3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(4) Credit losses primarily relate to the impairment of financing receivables.

(5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

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Q1 2025 Supplemental Operating & Financial Data 43

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Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

	Years ended				
	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)	December 31, 2021 ($)	December 31, 2020 ($)
Net income available to common stockholders	847,893	872,309	869,408	359,456	395,486
Cumulative adjustments to calculate Normalized FFO[2]	2,716,058	1,964,293	1,616,382	1,048,537	746,633
Normalized FFO available to common stockholders	**3,563,951**	**2,836,602**	**2,485,790**	**1,407,993**	**1,142,119**
Debt-related non-cash items:					
Amortization of net debt discounts (premiums) and deferred financing costs	15,361	(44,568)	(67,150)	(6,182)	3,710
Amortization of acquired interest rate swap value[3]	13,935	—	—	—	—
(Gain) loss on extinguishment of debt	—	—	(367)	97,178	9,819
Capital expenditures from operating properties:					
Leasing costs and commissions	(8,558)	(9,878)	(5,236)	(6,201)	(1,859)
Recurring capital expenditures	(402)	(331)	(587)	(1,202)	(198)
Other non-cash items:					
Non-cash change in allowance for credit losses[4]	106,801	4,874	—	—	—
Excess of redemption value over carrying value of preferred shares redeemed	5,116	—	—	—	—
Amortization of share-based compensation	32,741	26,227	21,617	16,234	14,727
Straight-line rent and expenses, net	(171,887)	(141,130)	(120,252)	(61,350)	(26,502)
Amortization of above and below-market leases, net	55,870	79,101	63,243	37,970	22,940
Deferred tax expense	3,552	—	—	—	—
Proportionate share of adjustments for unconsolidated entities	(2,078)	932	(4,239)	(1,948)	—
Executive severance charge	—	—	—	—	3,463
Other adjustments[5]	7,035	23,041	28,540	6,261	4,407
AFFO available to common stockholders	**3,621,437**	**2,774,870**	**2,401,359**	**1,488,753**	**1,172,626**
AFFO allocable to dilutive noncontrolling interests	6,599	5,540	4,033	1,619	1,438
Diluted AFFO	**3,628,036**	**2,780,410**	**2,405,392**	**1,490,372**	**1,174,064**
AFFO per common share (Diluted)	**4.19**	**4.00**	**3.92**	**3.59**	**3.39**
Weighted average number of common shares used for Diluted AFFO	**865,842**	**694,819**	**613,473**	**415,270**	**345,878**
Year-Over-Year Growth Rate	**4.8 %**	**2.0 %**	**9.2 %**	**5.9 %**	**N/A**

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 44

Table of Contents

Q1 2025 Supplemental Operating & Financial Data 45 Table of Contents ↪ Appendix (Continued) (USD and shares in thousands, except per share amounts) (unaudited) (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Credit losses primarily relate to the impairment of financing receivables. (5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q1 2025 Supplemental Operating & Financial Data 46 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Years ended December 31, 2024 December 31, 2023 December 31, 2022 December 31, 2021 ($) ($) ($) ($) Net income 867,341 876,914 872,416 360,747 Interest 1,016,955 730,423 465,223 323,644 Income taxes 66,601 52,021 45,183 31,657 Depreciation and amortization 2,395,644 1,895,177 1,670,389 897,835 Provisions for impairment 425,833 87,082 25,860 38,967 Merger, transaction, and other costs, net 96,292 14,464 13,897 167,413 Gain on sales of real estate (117,275) (25,667) (102,957) (55,798) Foreign currency and derivative (gain) loss, net (3,420) 13,414 13,311 (710) (Gain) loss on extinguishment of debt — — (367) 97,178 Other income, net (23,606) (23,789) (30,511) (9,949) Equity in (earnings) losses of unconsolidated entities (7,793) (2,546) 6,448 (1,106) Adjusted EBITDA 4,716,572 3,617,493 2,978,892 1,849,878 Total Revenue Rental revenue (including reimbursements) 5,043,748 3,958,150 3,299,657 2,064,958 Rental revenue (reimbursements) 303,088 274,201 184,685 104,851 Rental revenue (excluding reimbursements) 4,740,660 3,683,949 3,114,972 1,960,107 Other revenue 227,394 120,843 44,024 15,505 Total revenue (excluding reimbursements) 4,968,054 3,804,792 3,158,996 1,975,612 Adjusted EBITDA Margin 94.9% 95.1% 94.3% 93.6 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Q1 2025 Supplemental Operating & Financial Data 47 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 ($) ($) ($) ($) ($) Net income 251,462 201,350 271,124 260,968 133,899 Interest 268,374 268,149 261,261 246,931 240,614 Income taxes 15,657 20,102 15,355 15,642 15,502 Depreciation and amortization 608,935 606,671 602,339 605,570 581,064 Provisions for impairment 116,589 142,966 96,920 96,458 89,489 Merger, transaction, and other costs, net 279 (9,176) 8,610 2,754 94,104 Gain on sales of real estate (22,537) (24,985) (50,563) (25,153) (16,574) Foreign currency and derivative loss (gain), net 2,545 (535) 1,672 (511) (4,046) Other income, net (7,167) (7,313) (4,739) (6,108) (5,446) Equity in (earnings) losses of unconsolidated entities (4,357) (2,353) (5,087) (2,029) 1,676 Adjusted EBITDA 1,229,780 1,194,876 1,196,892 1,194,522 1,130,282 Total Revenue Rental revenue (including reimbursements) 1,313,057 1,279,698 1,271,153 1,284,728 1,208,169 Rental revenue (reimbursements) 87,378 75,505 74,300 80,568 72,715 Rental revenue (excluding reimbursements) 1,225,679 1,204,193 1,196,853 1,204,160 1,135,454 Other revenue 67,448 60,601 59,762 54,715 52,316 Total revenue (excluding reimbursements) 1,293,127 1,264,794 1,256,615 1,258,875 1,187,770 Adjusted EBITDA Margin 95.1% 94.5% 95.2% 94.9% 95.2 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Q1 2025 Supplemental Operating & Financial Data 48 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 ($) ($) ($) ($) Net income 219,762 233,877 197,153 226,122 Interest 208,313 184,121 183,857 154,132 Income taxes 15,803 11,336 12,932 11,950 Depreciation and amortization 475,856 495,566 472,278 451,477 Provisions for impairment 27,281 16,808 29,815 13,178 Merger, transaction, and other costs, net 9,932 2,884 341 1,307 Gain on sales of real estate (5,992) (7,572) (7,824) (4,279) Foreign currency and derivative loss (gain), net 18,371 2,813 2,552 (10,322) Other income, net (10,804) (7,235) (3,020) (2,730) Equity in (earnings) losses of unconsolidated entities (2,135) — (411) — Adjusted EBITDA 956,387 932,598 887,673 840,835 Total Revenue Rental revenue (including reimbursements) 1,028,710 1,008,862 995,289 925,289 Rental revenue (reimbursements) 65,570 61,313 87,738 59,580 Rental revenue (excluding reimbursements) 963,140 947,549 907,551 865,709 Other revenue 47,575 30,242 23,916 19,110 Total revenue (excluding reimbursements) 1,010,715 977,791 931,467 884,819 Adjusted EBITDA Margin 94.6% 95.4% 95.3% 95.0 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A[1] MARGIN

	Years ended			
	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)
General and administrative	176,895	144,536	138,459	96,980
Share-based compensation	32,741	26,227	21,617	16,234
Cash G&A[1] expenses	144,154	118,309	116,842	80,746
Total revenue (excluding reimbursements)	4,968,054	3,804,792	3,158,996	1,979,129
Cash G&A[1] margin (G&A as % of total revenue)[2]	**2.9 %**	**3.1 %**	**3.7 %**	**4.1 %**

RECONCILIATION OF PROPERTY EXPENSES (EXCLUDING REIMBURSEMENTS)(% OF TOTAL REVENUE)

	Years ended			
	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)
Property (including reimbursements)	377,675	316,964	226,330	133,605
Tenant reimbursements	303,088	274,201	184,685	104,851
Property (excluding reimbursements)	74,587	42,763	41,645	28,754
Total revenue (excluding reimbursements)	4,968,054	3,804,792	3,158,996	1,979,129
Property expenses (non-reimbursements)(% of total revenue)[2]	**1.5 %**	**1.1 %**	**1.3 %**	**1.5 %**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Total revenue excluding client reimbursements.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 49

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Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A[1] MARGIN

	Three months ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	($)	($)	($)	($)	($)
General and administrative	44,044	49,114	41,869	45,070	40,842
Share-based compensation	5,899	9,821	6,401	7,267	9,252
Cash G&A[1] expenses	38,145	39,293	35,468	37,803	31,590
Total revenue (excluding reimbursements)	1,293,127	1,264,794	1,256,615	1,258,875	1,187,770
Cash G&A[1] margin (G&A as % of total revenue)[2]	**2.9 %**	**3.1 %**	**2.8 %**	**3.0 %**	**2.7 %**

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)

	Three months ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	($)	($)	($)	($)	($)
Property (including reimbursements)	106,681	96,309	92,154	99,851	89,361
Tenant reimbursements	87,378	75,457	74,348	80,568	72,715
Property (excluding reimbursements)	19,303	20,852	17,806	19,283	16,646
Total revenue (excluding reimbursements)	1,293,127	1,264,794	1,256,615	1,258,875	1,187,770
Property expenses (non-reimbursements)(% of total revenue)[2]	**1.5 %**	**1.6 %**	**1.4 %**	**1.5 %**	**1.4 %**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Total revenue excluding client reimbursements.

REALTY INCOME

Q1 2025 Supplemental Operating & Financial Data 50

Table of Contents ↪

Q1 2025 Supplemental Operating & Financial Data 51 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 ($) ($) ($) ($) General and administrative 38,015 35,525 36,829 34,167 Share-based compensation 6,073 6,231 7,623 6,300 Cash G&A(1) expenses 31,942 29,294 29,206 27,867 Total revenue (excluding reimbursements) 1,010,715 977,791 931,467 884,819 Cash G&A(1) margin (G&A as % of total revenue)(2) 3.2% 3.0% 3.1% 3.1 % RECONCILIATION OF CASH G&A(1) MARGIN RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE) (1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. (2) Total revenue excluding client reimbursements. Three months ended December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 ($) ($) ($) ($) Property (including reimbursements) 81,883 70,981 94,703 69,397 Tenant reimbursements 65,570 61,313 87,738 59,580 Property (excluding reimbursements) 16,313 9,668 6,965 9,817 Total revenue (excluding reimbursements) 1,010,715 977,791 931,467 884,819 Property expenses (non-reimbursements)(% of total revenue)(2) 1.6% 1.0% 0.7% 1.1%